Exhibit 99.1

Tesco Corporation Reports Record Net Income for Q2 2008

For Immediate Release

Trading Symbol:

“TESO” on NASDAQ

August 7, 2008

Houston, Texas—Tesco Corporation (“TESCO” or the “Company”) today reported net income for the quarter ended June 30, 2008 of $12.7 million, or $0.34 per diluted share. This compares to net income of $3.9 million, or $0.10 per diluted share, for the second quarter of 2007, and net income of $10.7 million, or $0.29 per diluted share, for the first quarter of 2008.

Revenue was $126.2 million for the quarter ended June 30, 2008 compared to revenue of $109.8 million for the comparable period in 2007 and $129.4 million in the first quarter of 2008.

Summary of Results

(in millions of U.S. $, except per share amounts)

U.S. GAAP—Unaudited

	Quarter 2		Quarter 1	Six Months Ended
	2008	2007	2008	06/30/08	06/30/07
Revenues	$126.2	$109.8	$129.4	$255.5	$224.1
Operating Income	17.0	7.6	16.4	33.4	26.6
Net Income	12.7	3.9	10.7	23.4	14.9
EPS (diluted)	$0.34	$0.10	$0.29	$0.62	$0.40
Adjusted EBITDA* (as defined)	$28.2	$15.6	$24.2	$52.3	$42.2

*See explanation of Non-GAAP measure below

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “Quarter 2 was a solid quarter for the Company and represented a quarterly net income record for TESCO. We built a total of 36 new top drives during the quarter, a company record. Revenues declined slightly during the quarter as a result of our increased emphasis on margin improvement and, in fact, we controlled our costs and were able to improve our operating income and grow earnings. The costs we incurred in Q1 to reduce headcount and realign our business are beginning to pay off. In addition, CASING DRILLINGTM revenue set another quarterly record for the Company. Top Drive sales remain strong and we continue to demonstrate momentum and increasing market acceptance for our proprietary tubular running services and CASING DRILLINGTM.”

Segment Information

(in millions of U.S. $)

Unaudited

	Quarter 2		Quarter 1	Six Months Ended
	2008	2007	2008	06/30/08	06/30/07
Revenues:
Top Drives:
Sales	$36.6	$29.9	$38.5	$75.1	$64.5
Aftermarket Support	16.7	13.1	15.5	32.2	22.7
Rental	26.8	25.2	27.7	54.4	52.2

	80.1	68.2	81.7	161.7	139.4

Casing Services:
Conventional	20.1	20.0	23.6	43.7	43.5
Proprietary*	18.2	19.6	17.7	35.9	36.6
CASING DRILLINGTM	7.8	2.0	6.4	14.2	4.6

	46.1	41.6	47.7	93.8	84.7

Total Revenues	$126.2	$109.8	$129.4	$255.5	$224.1

Operating Income**:
Top Drives	$26.8	$17.6	$24.1	$50.9	$41.3
Casing Services	(0.4)	0.6	3.1	2.7	7.2
Research and Engineering	(2.8)	(2.3)	(2.8)	(5.6)	(5.0)
Corporate/Other	(6.6)	(8.3)	(8.0)	(14.6)	(16.9)

Total Operating Income	$17.0	$7.6	$16.4	$33.4	$26.6

*	Proprietary revenues now include activities associated with our Multiple Control Line Running System™ and we have recast prior periods for conventional and proprietary casing services to reflect this change.

**	The operating income amounts in the table above for both the Top Drives and Casing Services segments shown above reflect a change in methodology used to allocate indirect costs. This change in methodology will be more fully described in Note 7 of the Form 10-Q to be filed for the quarter ended June 30, 2008.

Q2 2008 Financial and Operating Highlights

Top Drives Segment

•

Top Drive sales for Q2 2008 were 30 units (24 new and 6 from the rental fleet). This compares to 31 units sold in Q1 2008 (25 new and 6 from the rental fleet) and 31 units sold in Q2 2007 (27 new and 4 from the rental fleet).

•

During Q2 2008 we built and delivered 12 units to our rental fleet (in addition to the 24 third party units). Our fleet now stands at 118 units as of June 30, 2008 compared to 112 units at the end of March 2008 and 110 units at December 31, 2007. We are working to increase our rental fleet to approximately 120 units by the end of the year. Additionally, we expect to continue to revitalize our Top Drive rental fleet by selling certain used units and replacing them with newer models.

•

At June 30, 2008, Top Drive backlog amounted to 52 units, with a total value of $51 million, versus 39 units at March 31, 2008, with a total value of $41 million. This compares to backlog of 41 units at June 30, 2007 with a total value of $42.5 million. In addition to the 52 new units in backlog at June 30, 2008, we have firm orders for another 5 units to be sold from our rental fleet. Operating days for the Top Drive rental fleet decreased slightly to 5,660 for Q2 2008 compared to 5,689 in Q1 2008 but were up from 5,380 in Q2 2007. The increase in Q2 2008 compared to Q2 2007 was primarily due to the number of units available in the rental fleet.

•	Our Top Drive operating margins increased in Q2 2008 compared to Q1 2008 primarily as a result of better margins in our after-market sales and service business.

Casing Services Segment

•

Revenues from the Casing Services segment for Q2 2008 were $46.1 million, a decrease of $1.6 million from Q1 2008 primarily related to decreased activity in our conventional casing running activities. We remain focused on converting the market to running casing utilizing our proprietary CDS™ technology.

•	CASING DRILLINGTM revenue in Q2 2008 was $7.8 million, an increase of $1.4 million compared to Q1 2008, and is a new record for the Company.

•

We performed a total of 443 proprietary casing running jobs in Q2 2008 compared to 462 in Q1 2008 and 398 in Q2 2007. The sequential drop in job count was mainly associated with the Canadian spring breakup and associated activity drop.

•

Operating Income in our Casing Services segment for Q2 2008 was a loss of $0.4 million, compared to income of $3.1 million in Q1 2008. Q2’s operating loss was negatively affected by the decreased revenues discussed above, $1.3 million of project-specific start-up costs in the Asia Pacific region and Mexico, and increased depreciation expense due to assets placed in service over the last year.

Other Segments and Expenses

•

Corporate costs for Q2 2008 were $6.6 million, compared to $8.0 million for Q1 2008. This decrease was primarily due to higher professional fees and bonus accruals in Q1. Total Selling, General and Administrative costs in Q2 2008 amounted to $11.0 million compared to $13.4 million in Q1 2008. This decrease is due to the higher professional fees, salaries and bonus expenses and bad debt expense recorded in Q1, offset by trade show costs incurred in Q2.

•

Research and Engineering costs for Q2 2008 were consistent with Q1 at $2.8 million. However, in Q2, we invested $0.6 million in a prototype for a new top drive model. We believe these expenses will be recaptured in the future when we sell the prototype unit to a third party.

•

Other Income and Expense, excluding net interest expense, for Q2 2008 totaled income of $1.3 million, compared to expense of $1.7 million for Q1 2008. Other Income for Q2 2008 included a gain of $1.4 million related to foreign exchange gains, while Other Expense for Q1 2008 included a loss of $1.7 million related to foreign exchange losses.

Financial Condition

•

At June 30, 2008 cash and cash equivalents decreased from $23.1 million at December 31, 2007 to $12.6 million while debt decreased during the same period from $80.8 million at December 31, 2007 to $77.0 million at June 30, 2008. This represents a net debt to book capitalization of 16%[1] at June 30, 2008. Net debt[2] at June 30, 2008 was $64.4 million compared to $57.7 million at December 31, 2007.

•

Total capital expenditures were $23.0 million in Q2 2008. We project our capital expenditures for 2008 to be approximately $80 to $90 million. The planned increase is directly related to our strategy to increase the size of our rental fleet to 120 or more units by the end of 2008 and replace rental units expected to be sold from the fleet.

[1]	Net debt to book capitalization is calculated by dividing financial debt less cash, by the sum of financial debt less cash plus shareholders’ equity.
[2]	Net debt is calculated by subtracting cash and cash equivalents from total financial debt.

Conference Call

The Company will conduct a conference call to discuss its results for the second quarter of 2008 tomorrow (Friday, August 8, 2008) at 10:00 a.m. CDT. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 57326793. The conference call and all questions and answers will be recorded and made available until September 9, 2008. To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 57326793. The conference call will be webcast live as well as for on-demand listening at the Company’s web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Julio Quintana (713) 359-7000

Bob Kayl (713) 359-7000

Tesco Corporation

Non-GAAP Measures—Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 2		Quarter 1	Six Months Ended
	2008	2007	2008	06/30/08	06/30/07
Net Income	$12.7	$3.9	$10.7	$23.4	$14.9
Income Taxes	4.5	2.7	3.0	7.5	9.9
Depreciation and Amortization	8.3	6.7	7.8	16.0	12.9
Net Interest expense	1.1	0.8	1.1	2.2	1.3
Stock Compensation Expense- non-cash	1.6	1.5	1.6	3.2	3.2
Adjusted EBITDA	$28.2	$15.6	$24.2	$52.3	$42.2

Our management evaluates Company performance based on non-GAAP measures, of which a primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION

(Millions of U.S. Dollars, except share and per share information)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2,008	2007
	(unaudited)
REVENUE	$126.2	$109.8	$255.5	$224.1
OPERATING EXPENSES
Cost of Sales and Services	95.4	87.6	192.2	169.1
Selling, General and Administrative	11.0	12.3	24.3	23.4
Research and Engineering	2.8	2.3	5.6	5.0

	109.2	102.2	222.1	197.5

OPERATING INCOME	17.0	7.6	33.4	26.6
Interest Expense, net	1.1	0.8	2.2	1.3
Other (Income) Expense, net	(1.3)	0.2	0.3	0.5

INCOME BEFORE INCOME TAXES	17.2	6.5	30.9	24.8
Income taxes	4.5	2.6	7.5	9.9

NET INCOME	$12.7	$3.9	$23.4	$14.9

Earnings per share:
Basic	$0.34	$0.11	$0.63	$0.41
Diluted	$0.34	$0.10	$0.62	$0.40
Weighted average number of shares:
Basic	37,057,557	36,625,529	36,951,722	36,379,771
Diluted	37,723,930	37,569,250	37,586,809	37,252,271

COMPARATIVE CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Cash and Cash Equivalents	$12.6	$23.1
Accounts Receivables, net	101.7	87.9
Inventories	110.1	117.4
Other Current Assets	30.0	24.8

Current Assets	254.4	253.2
Property, Plant and Equipment, net	194.7	169.8
Goodwill	29.7	29.8
Other Assets	22.5	23.9

	$501.3	$476.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long Term Debt	$10.0	$10.0
Accounts Payable	38.8	49.7
Accrued and Other Current Liabilities	37.8	31.1

Current Liabilities	86.6	90.8
Long Term Debt	67.0	70.8
Deferred Income Taxes	8.8	10.2
Shareholders' Equity	338.9	304.9

	$501.3	$476.7